GPS FUNDS II
SECOND AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of  March 6, 2014, to the Fund Accounting Servicing Agreement dated as of March 31, 2011, as amended September 1, 2012 (the “Agreement”), is entered into by and between GPS FUNDS II, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the list of funds and to amend the fees of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GPS FUnds II	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Carrie E. Hansen	By: /s/ Michael R. McVoy

Name: Carrie E. Hansen	Name: Michael R. McVoy

Title: Chairman	Title: Executive Vice President

3/2014	1

Amended Exhibit A
to the
Fund Accounting Servicing Agreement - GPS Funds II

Separate Series of GPS Funds II

Name of Series Date Added
GuidePath Strategic Asset Allocation Fund
GuidePath Tactical Constrained Asset Allocation Fund
GuidePath Tactical Unconstrained Asset Allocation Fund
GuidePath Absolute Return Asset Allocation Fund
GuideMark Opportunistic Fixed Income Fund
GuideMark Global Real Return Fund
GuidePath Multi-Asset Income Asset Allocation Fund
GuidePath Fixed Income Allocation Fund
GuidePath Altegris Diversified Alternatives Allocation Fund

3/2014	2

Amended Exhibit B
to the Fund Accounting Servicing Agreement –GPS Funds II

GPS Funds I & GPS Funds II – Fund Accounting Services Fee Schedule effective April 1, 2014
Annual fund accounting fee based upon average net assets for the combined trusts:
 [  ] basis points on the first $[  ]
 [  ] basis points on the next $[  ]
 [  ] basis points on the balance
Minimum annual fee*: $[  ] for the aggregate of the funds ([  ]  funds).The monthly fee that is charged is the greater of the fee based upon assets or the minimum fee.

Multiple Class Fee* - $[  ] annually for each class beyond the first class (waived during the first [  ] months of operations and tiered as listed below for months [  ]
through [  ]).

*The minimum annual fee of $[  ] is waived for each new fund during the first [  ]
months of operations.  After the first [  ] months, the following tiered minimum annual fee schedule applies during months [  ] through [  ]  of operations:

[  ] % of the minimum annual fee in months [  ], [  ] & [  ]
[  ] % of the minimum annual fee in months [  ], [  ]  & [  ]
[  ] % of the minimum annual fee in months [  ], [  ]  & [  ]
[  ]% of the minimum annual fee in month [  ] and beyond

Chief Compliance Officer Support Services:  $[  ] per trust per year.

Extraordinary services - quoted separately
Conversion estimate - [  ]  month’s fee (if necessary)

Pricing service fees are as follows**:
$[  ] Domestic and Canadian Equities/Options/ADRs
$[  ] Corp/Convertible/Gov/Agency Bonds/International Equities/Futures/Forwards/Currency Rates/Mortgaged Backed Securities
$[  ] CMOs/Municipal Bonds/Money Market Instruments/International Bonds/Asset Backed Securities/High Yield Securities
$[  ] - Bank Loans
$[  ] - Credit Default Swaps/Swaptions
$[  ] - Basic Interest Rate Swaps
$[  ]  /Fund per Month - Mutual Fund Pricing
$[  ] /Foreign Equity Security per Month for Corporate Action Service
$[  ] /Domestic Equity Security per Month for Corporate Action Service
$[  ]  /Month Manual Security Pricing (>[  ] /day)

Factor Services (BondBuyer)
$[  ] /CMO/Month
$[  ] /Mortgage Backed/Month
$[  ]  /Month Minimum/Fund Group

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change.  Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.  All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

**Per security per fund per pricing day
Fees are calculated pro rata and billed monthly.

3/2014	3